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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                                 APRIL 29, 2004

                           HARKEN ENERGY CORPORATION


         DELAWARE                    1-10262                  95-2841597
      (State or other        (Commission File Number)        (IRS Employer
      jurisdiction of                                     Identification No.)
      incorporation)

 580 WESTLAKE PARK BOULEVARD, SUITE 600
             HOUSTON, TEXAS                               77079
     (Address of Principal Executive                   (Zip Code)
                Offices)

       Registrant's telephone number, including area code: (281) 504-4000

  Former Name or Former Address, if Changed Since Last Report: NOT APPLICABLE

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On April 28, 2004, Harken Energy Corporation (the "Company") completed a private placement financing transaction in which the Company sold to Alexandra Global Master Fund Ltd., a British Virgin Islands company ("Alexandra") for an aggregate cash consideration of $5,000,000: (i) 50,000 shares of its Series J Convertible Preferred Stock, par value $1.00 per share (the "Series J Preferred") initially convertible into an aggregate of 5,747,126 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"); (ii) a Warrant to purchase up to 2,873,563 shares Common Stock at an exercise price of $0.98 per share; and (iii) a Unit Purchase Warrant to purchase up to 10,000 units (each a "Unit") at an exercise price of $100 per Unit, each Unit consisting of (a) one share of Series J Preferred and (b) a warrant to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock underlying each share of Series J Preferred purchased upon exercise of the Unit Purchase Warrant at an exercise price of $0.98 per share. Each share of Series J Preferred has a liquidation preference of $100 per share, pays an annual dividend of 5% of the liquidation preference. Each share of Series J Preferred is initially convertible into an aggregate of 114.9425 shares of Common Stock. The Company will use the proceeds of the financing for general working capital purposes and in the operation of the Company's business. The Company agreed to seek the registration with the Securities and Exchanges Commission of the shares of Common Stock underlying the Series J Preferred and the Warrants, together with shares of Common Stock issuable as dividends on the Series J Preferred, by filing a resale registration statement with the Commission within 30 days from the completion of the financing.

      The full terms and conditions of the financing are set forth in the Subscription Agreement and attachments filed as an exhibit with this Current Report, all of which are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

99.1 Subscription Agreement dated as of April 27, 2004 by and between Harken Energy Corporation and Alexandra Global Master Fund LTD., with annexures thereto

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HARKEN ENERGY CORPORATION
                                         (Registrant)

Date: April 29, 2004                     By:     /s/  ELMER A. JOHNSTON
                                             -----------------------------------
                                                Elmer A. Johnston
                                                Vice President, Secretary and
                                                General Counsel




List of Exhibits

Exhibit Number

99.1 Subscription Agreement dated as of April 27, 2004 by and between Harken Energy Corporation and Alexandra Global Master Fund LTD., with annexures thereto